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August 29, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 9 of Form 10-K dated August 29, 2001 of Worthington Industries, Inc. and are in agreement with the statements contained in the second and third paragraphs of Item 9 on page 11 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                         /s/ Ernst & Young LLP